UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 3, 2005
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-17224 (Commission File Number)	66-031262 (IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 3, 2005, the Compensation Committee of the Board of Directors determined that, in light of the increased responsibilities inherent in their new positions, it was appropriate to revise the compensation of John A. Ward, III, Lidio Soriano and Julio Micheo, interim Chief Executive Officer, interim Chief Financial Officer and Treasurer, respectively, of Doral Financial Corporation (the “Company”).
     Accordingly, on October 3, 2005, on the basis of the recommendation of the Compensation Committee, the Board of Directors voted to increase Mr. Ward’s compensation to $750,000 and award him a bonus equal to $250,000 payable on the earlier of (i) the recruitment by the Company of a permanent Chief Executive Officer; or (ii) September 15, 2006. Mr. Ward was also granted stock options to acquire 100,000 shares of common stock at an exercise price of $12.76, the market price of the common stock on the date of grant. The options vest fully on the earlier of (i) the recruitment by the Company of a permanent Chief Executive Officer; or (i) September 15, 2006.
     In connection with his appointment as interim Chief Financial Officer, the Board of Directors also voted to increase Mr. Soriano’s salary from $200,000 to $250,000 per year.
     In addition, in connection with Mr. Micheo’s appointment as Treasurer, he will receive a salary of $600,000 per year. Prior to his appointment as Treasurer, Mr. Micheo received an annual salary equal to $315,000 plus half of the management fees received by the Company’s brokerage subsidiary from a local investment company, up to an aggregate amount of $600,000 per year.
Item 7.01 Regulation FD Disclosure
     On October 6, 2005, the Company issued a press release announcing that, on October 4, 2005, it had received notice from The Nasdaq Stock Market (“Nasdaq”) that a Nasdaq Listing Qualifications Panel (the “Panel”) had extended to November 1, 2005 from September 30, 2005 the deadline for the Company to be in full compliance with Nasdaq Marketplace Rule 4310(c)(14). The Panel’s decision to continue the listing of the Company’s 7% Noncumulative Monthly Income Preferred Stock, Series A, 8.35% Noncumulative Monthly Income Preferred Stock, Series B and 7.25% Noncumulative Monthly Income Preferred Stock, Series C (collectively, the “Preferred Stock”) on Nasdaq is subject to the Company filing its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005, and all filings that reflect restatements for prior periods, where required, on or before November 1, 2005. The Panel noted, however, that if the Company was unable to be in full compliance with Nasdaq Marketplace Rule 4310(c)(14) by the November 1, 2005 deadline, the Panel would not entertain any further requests for extension. Under Nasdaq rules, the Company may, within 15 days of the Panel’s determination, request that the Nasdaq Listing and Hearing Review Council review this decision.
     The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     The following exhibits shall not be deemed to be “filed ” for purposes of the Securities Exchange Act of 1934, as amended.
99.1   Press release of Doral Financial Corporation dated October 6, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: October 6, 2005	By:	/s/ Fernando Rivera-Munich
		Name:	Fernando Rivera-Munich
		Title:	Executive Vice President, General Counsel and Assistant Secretary

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